CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made this __day of June, 2002, by and between Rescon Technology Corp., a Nevada corporation ("Rescon"); Jenson Services, Inc., a Utah corporation and financial consulting firm ("Jenson Services"); and Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson and Thomas J. Howells, who are Jenson Services' principals and/or employees who will be rendering some of the services covered by this Agreement, and James P. Doolin, Kelly Trimble, Michael J. Doolin and Leonard W. Burningham, Esq., individual consultants who are not principals, stockholders or employees of Jenson Services and who will also be rendering services hereunder (collectively, the "Consultants").

                           WITNESSETH:

     WHEREAS, Jenson Services, by and through the Consultants who are its principals and/or employees, and the other Consultants, individually and under the direction of Jenson Services, have been previously engaged by Rescon to render the services set opposite the respective names of the Consultants below; and

     WHEREAS, Rescon has provided Jenson Services and the Consultants with access to all material information concerning its organization, financial condition, management, present and intended business operations or other available information and has made its directors and executive officers available to answer questions posed by Jenson Services and the Consultants regarding such information; and

     WHEREAS, Jenson Services and the Consultants are "accredited investors" or "sophisticated investors" as those terms are defined in Rule 506 of Regulation D of the Securities and Exchange Commission and have had access to all material information concerning Rescon, its organization, financial condition, management, present and intended business operations and other available information, and have had the opportunity to ask questions of Rescon's directors and executive officers with respect to such information and that all questions posed to these persons by such Consultants have been answered to their complete satisfaction; and

     WHEREAS, Rescon is in the process of completing an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which it will be required to make certain material representations and warranties and may be required to provide historical information and documentation respecting Rescon to the other parties to the Reorganization Agreement and the reorganized Rescon following of the closing of the Reorganization Agreement to ensure that the reorganized Rescon and new management under this Reorganization Agreement or any other "reverse" reorganization or merger, if this Reorganization Agreement is not closed, will have available to them all material information necessary to compile and file subsequent reports that will be required to be filed by the reorganized Rescon with the Securities and Exchange Commission; and

     WHEREAS, Rescon desires to contract with Jenson Services and the Consultants, who have greater access to this information respecting Rescon by virtue of the services that they have provided to Rescon as outlined below, to provide any such information that is requested in writing by the reorganized Rescon following the closing of the Reorganization Agreement or any other "reverse" reorganization or merger, if this Reorganization Agreement is not closed, and for a period of 90 days thereafter; and

     WHEREAS, Rescon and Jenson Services have discussed the issuance of securities of Rescon to the Consultants as consideration for the respective services to be rendered by the Consultants hereunder, with the understanding that such securities would be registered on Form S-8 of the Securities and Exchange Commission, to the extent that such Form is available for the registration of such securities, or on such other registration statement form that may be available for the registration of such securities; and

     WHEREAS, the Consultants have rendered the services outlined below for the benefit of Rescon and have agreed hereunder to provide all information in their possession related to these services at reasonable times that is requested in writing by the reorganized Rescon following the closing of the Reorganization Agreement or any other "reverse" reorganization, if this Reorganization Agreement is not closed, and for a period of 90 days thereafter; and

     WHEREAS, Rescon, Jenson Services and the Consultants are aware that the unregulated resale of substantial amounts of securities of any issuer can have an adverse impact on any public market that may exist for such securities, and desire to impose lock-up/leak-out conditions on the resale of any of the securities of Rescon that may be issued hereunder;

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth and the benefits to the parties to be derived therefrom, it is hereby agreed as follows:

     1. Services. The Consultants are hereby retained by Rescon to serve as independent Consultants to provide advice, documentation and information only to the reorganized Rescon in connection with the recitation of services below that they have rendered to or for the benefit of Rescon. The Consultants agree to provide such services to the reorganized Rescon as the reorganized Rescon may from time to time reasonably request in writing for a period of 90 days from the closing of the Reorganization Agreement or any other "reverse" reorganization or merger, if this Reorganization Agreement is not closed, including, without limitation, providing copies of all relevant documentation prepared or assembled in connection with the rendering of their prior services, with the reorganized Rescon to pay reasonable coping and shipping charges for such documentation. Jenson Services shall make the Consultants available during reasonable business hours to perform all services reasonably requested by the reorganized Rescon under this Agreement; provided, however, no services rendered hereunder shall be "capital raising" services as that term is defined in applicable securities laws, rules and regulations, or services that may be deemed to be services that promote or maintain a market for the securities of Rescon or the reorganized Rescon..

     2. Term. This Agreement shall remain in full force with respect to each of the Consultants for a period of 90 days from the completion by Rescon of any "reverse" reorganization or merger with a privately-held company, including the completion of the Reorganization Agreement.

     3. Compensation. Rescon shall pay, and Consultants shall accept, a fee $16,200 comprised of 162,000 shares of Rescon common stock, which shall be payable immediately upon execution of this Agreement, all to be issued pursuant to and in accordance with this Agreement and the resolutions of the Board of Directors of Rescon adopting this Agreement and providing for registration of all 162,000 shares on Form S-8 of the Securities and Exchange Commission at the sole cost and expense of Rescon, and all fully paid and non-assessable. The issuance of these securities shall be in full payment of all services rendered by the Consultants hereunder. Each of the Consultants shall make himself available to the reorganized Rescon for a period one hour for every 5,000 shares or any fraction thereof to be issued to any of the Consultants, or one hour for one to 5,000 shares, and so forth, for example. In consideration of this Agreement, Jenson Services and the Consultants hereby compromise and settle any and all other obligations of any type or nature whatsoever of Rescon to each or any of them for the services that they have previously performed to or for the benefit of Rescon as outlined below or otherwise. These shares shall be issued as follows:

            Name and Address                                Number of Shares

          Duane S. Jenson                                       19,109
          5525 South 900 East, Suite 110
          Salt Lake City, Utah 84117

          Services: Supervising of all services rendered and review of all corporate governance since 1999; and will continue in this capacity during the term hereof.

          Jeffrey D. Jenson                                     19,108
          5525 South 900 East, Suite 110
          Salt Lake City, Utah 84117

          Services: Guided Rescon in re-domiciling from Wyoming to Nevada in December, 1999.

          Travis T. Jenson                                      19,109
          5525 South 900 East, Suite 110
          Salt Lake City, Utah 84117

          Services: Reviewed and tracked all EDGAR filings of Rescon since 1999; and prepared Lock-Up Agreement with the NASD as a condition to OTC Bulletin Board quotations; and will continue in this capacity during the term hereof.

          Thomas J. Howells                                     14,332
          5525 South 900 East, Suite 110
          Salt Lake City, Utah 84117

          Services: Prepared quarterly unaudited financial information since 1999 and ensured review by accountants; assisted in NASD filing of Form 211 for OTC Bulletin Board quotations; and will continue in this capacity during the term hereof.

          James P. Doolin                                        7,962
          1223 Wilshire Blvd., #912
          Santa Monica, CA  90403

          Services: Drafted corporate minutes and compiled all EDGAR filings since 1999; Prepared documentation for prior re-capitalizations; and will continue in this capacity during the term hereof.

          Kelly Trimble                                         64,110
          175 South Main Street, Suit 1230
          Salt Lake City, Utah 84111

          Services: Consulted regarding the financial statements and status of Rescon as a "going concern," and advised Rescon respecting limitations in this respect contained in the auditor's report since 1999; and will continue in this capacity during the term hereof.

          Michael J. Doolin                                      5,000
          5 Pepperwood Drive
          Sandy, Utah 84092

          Services: Consulted regarding an acceptable public float with Leonard W. Burningham, Esq., Rescon's legal counsel, respecting the capital restructuring that occurred during the change in domicile of Rescon in December 1999.

          Leonard W. Burningham, Esq.                           13,270
          Suite 205, 455 East 500 South
          Salt Lake City, Utah 84111

          Services: Review all reports and registration statements filed by Rescon with the Securities and Exchange Commission since 1999, prepared this Consulting Agreement and the Consent of Directors adopting it and will prepare the S-8 Registration Statement that is to be filed with the Securities and Exchange Commission; and will continue in this capacity during the term hereof.

                                   Total Shares:          162,000

     4. Lock-Up/Leak-Out Agreement. Regardless of registration on Form S-8 of the Securities and Exchange Commission, none of the securities issued hereunder will be publicly sold by any of the Consultants for a period of 90 days from the completion by Rescon of the Reorganization Agreement or any "reverse" reorganization or merger with a privately-held company. Following such 90 day period, each Consultant shall be able to sell, on a cumulative basis, one twelfth (1/12th) of his securities that are issued pursuant to this Agreement in each of the successive 12 months. The stock certificates to represent any securities issued by Rescon hereunder shall be imprinted with a legend memorializing these lock-up/leak-out provisions; a copy of this Agreement shall be provided to Rescon's transfer and registrar agent; the transfer books and records of Rescon shall reflect that these securities are subject to these lock-up/leak-out provisions; and these lock-up/leak-out provisions shall be set out on the cover page of the S-8 Registration Statement to be filed with respect to these securities.

     5. Independent Contractors. Jenson Services and the Consultants are and have been retained under the terms of this Agreement as independent contractors and nothing herein shall be construed as creating an employer/employee relationship between the parties or their principals or employees. Jenson Services and the Consultants shall be solely liable for the payment of any taxes imposed or arising out of the payment of the compensation to it by Rescon as set forth in this Agreement.

     6. Termination for Cause. Rescon may not terminate this Agreement during its term without cause which shall be established by showing one or more of the following:

          (a) Jenson Services or the Consultants have materially breached the terms of this Agreement and, as a result, Rescon has suffered damages;

          (b) Jenson Services or the Consultants, in the determination of the Board of Directors of Rescon, have been grossly negligent in the performance of their duties hereunder;

          (c) Jenson Services or the Consultants have substantially failed to perform the duties requested in writing by the reorganized Rescon, on action by the Board of Directors, under the terms of this Agreement after 10 days written notice setting forth the details of such alleged substantial failure, provided that the alleged lack of performance in not fulfilled with such period of time by Jenson Services and/or the Consultants; or

          (d) Jenson Services or the Consultants have engaged in material, willful, or gross misconduct in the performance of its duties hereunder.

     No termination under this Section shall have any effect on fees paid to Jenson Services or the Consultants to the date of any such termination.

     7. Nondisclosure of Information. Jenson Services and the Consultants agree that during the term of this Agreement, none will, directly or indirectly, disclose to any person not authorized by Rescon to receive or use such information, any of Rescon's confidential or proprietary data, information, or techniques, or give to any person not authorized by Rescon to receive it any information that is not generally known to anyone other than Rescon or that is designated by Rescon as "limited," "private," "confidential," or otherwise marked to indicate its confidential nature.

     8. Assignment. This Agreement may not be assigned by Rescon without the prior written consent of the other parties; neither Jenson Services nor the Consultants can assign this Agreement or any right conferred upon each or any of them hereunder.

     9. Entire Agreement. Except as indicated in the recitation at the forefront of this Agreement, this Agreement supersedes any and all other agreements, oral or written, between the parties with respect to the subject matter hereof, and no other agreement, statement or promise relating to the subject matter of this Agreement which is not contained or referred to herein shall be valid or binding.

     10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah.

     11. Severability. If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     12. Waiver. No failure by any party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.


                              RESCON TECHNOLOGY CORP.


Dated: 6/26/02.                    By /s/ Victoria Jenson
       --------                        -------------------
                                      Victoria Jenson, Vice President

                              JENSON SERVICES, INC.


Dated: 6/26/02.                     By /s/ Duane S. Jenson
       --------                        -------------------
                              Its CEO



                              CONSULTANTS


Dated: 6/26/02.               /s/ Duane S. Jenson
       --------                     -------------------
                              Duane S. Jenson


Dated: 6/26/02.                     /s/ Jeffrey D. Jenson
       --------                     ---------------------
                              Jeffrey D. Jenson


Dated: 6/26/02.                     /s/ Travis T. Jenson
       --------                     --------------------
                              Travis T. Jenson


Dated: 6/26/02.                     /s/ Thomas J. Howells
       --------                     ---------------------
                              Thomas J. Howells


Dated: 6/26/02.                     /s/ James P. Doolin
       --------                     -------------------
                              James P. Doolin


Dated: 6/26/02.                     /s/ Kelly Trimble
       --------                     -----------------
                              Kelly Trimble


Dated: 6/26/02.                     /s/ Michael J. Doolin
       --------                     ---------------------
                              Michael J. Doolin


Dated: 6/26/02.                     /s/ Leonard W. Burningham, Esq.
       --------                     -------------------------------
                              Leonard W. Burningham, Esq.